UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 18, 2015
(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado Boulevard
Denton, Texas 76210
(Address of principal executive offices)

(940) 898-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 18, 2015, Sally Holdings LLC (“Holdings”) and Sally Capital Inc. (together with Holdings, the “Issuers”), both subsidiaries of Sally Beauty Holdings, Inc. (the “Company”), the Company and certain domestic subsidiaries of the Company entered into an underwriting agreement (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the underwriters listed therein (collectively, the “Underwriters”), related to the Issuers’ public offering of $750,000,000 aggregate principal amount of the Issuers’ 5.625% Senior Notes due 2025 (the “Senior Notes”).  The Company expects the offering of the Senior Notes to close on or about December 3, 2015, subject to customary closing conditions.

The offering of the Senior Notes was made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-203862) filed with the Securities and Exchange Commission on May 5, 2015.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Issuers, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities and will contribute to payments the other party may be required to make in respect thereof.

The Issuers intend to use the net proceeds from the offering, together with cash on hand and/or additional borrowings, to redeem all $750,000,000 aggregate principal amount of the Issuers’ 6.875% senior notes due 2019 at a redemption premium equal to 103.438% of the outstanding principal amount being redeemed plus accrued and unpaid interest to, but not including, the redemption date and to pay fees and expenses incurred in connection with the offering and the redemption.  The Company expects the redemption to be completed on December 18, 2015, subject to certain conditions, including the consummation of the offering of the Senior Notes.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d)                                 The following Exhibits are filed herewith as part of this report:

1.1                               Underwriting Agreement, dated November 18, 2015, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

November 19, 2015	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President, General Counsel and Secretary

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated November 18, 2015, by and among Sally Holdings LLC, Sally Capital Inc., the guarantors listed therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein.